                                                                   Exhibit 10.40

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT is made as of April 12, 2001 (the "Effective Date"), by and among SPINE WAVE, INC., a Delaware corporation ("Company"), and PROTEIN POLYMER TECHNOLOGIES, INC., a Delaware corporation ("PPTI"), and the party identified on Exhibit A attached hereto ("Escrow Agent").

     WHEREAS, in connection with the License Agreement between Company and PPTI ("License Agreement") and Supply and Services Agreement between PPTI and Company ("Supply Agreement"), PPTI has agreed to enter into this Escrow Agreement pursuant to which PPTI shall deposit into escrow, when required (i) the "Gene Construction Technology Escrow Materials" described on Schedule 1 attached hereto; (ii) the "Biomechanical Standard Formulation(s) Escrow Materials" described on Schedule 2 attached hereto; (iii) the "Commercial Production Escrow Materials" described on Schedule 3 attached hereto; and (iv) the "Protein Polymer Design and Supply Escrow Materials" described on Schedule 4 attached hereto (Gene Construction Technology Escrow Materials, Biomechanical Standard Formulation(s) Escrow Materials, Commercial Production Escrow Materials, and Protein Polymer Design and Supply Escrow Materials are collectively referred to as the "Escrow Materials");

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Appointment of Escrow Agent. Within thirty (30) days after the
          ---------------------------
Effective Date, Company shall select and appoint an Escrow Agent, which appointment shall be subject to the consent of PPTI, such consent not to be unreasonably withheld, conditioned or delayed. The Escrow Agent must certify to the parties that it has and will have at all times during the term of the escrow liquid nitrogen storage capabilities and that it will use such capabilities to hold the cell bank samples which are part of the Escrow Materials. Upon such appointment, the Escrow Agent shall execute a copy of Exhibit A (duly filled in with the information specified thereon), whereupon the Escrow Agent shall become a party to this Agreement.

     2.   Deposit by PPTI.
          ---------------

          (a) In accordance with the requirements set forth in the applicable Schedules attached hereto, and provided that the Escrow Agent has been appointed, executed a copy of Exhibit A and has become a party to this Agreement, PPTI will (i) deposit in escrow with the Escrow Agent the applicable Escrow Materials to be held subject to the terms and conditions of this Escrow Agreement and (ii) provide to Company a schedule of Escrow Materials so deposited. The schedule shall itself constitute Know-How (as defined in the License Agreement) and shall be kept confidential. PPTI shall, upon placing each cell bank sample into escrow, so notify Company of such deposit in writing. PPTI agrees to replace the deposited cell bank samples with a newly-generated set of cell bank samples if PPTI, based on quality control testing of Product manufactured from cognate cells shall determine that the cells in the cell bank sample are not viable, in which case Company shall give its written instructions pursuant to Section 4 hereof. PPTI shall, upon each replacement of a cell bank sample, so notify Company of such deposit in writing.

          (b) PPTI shall promptly and regularly update the Escrow Materials ** with any information and other materials developed, discovered or determined subsequent to the Initial Deposit and within the scope of the Escrow Materials as described on the Schedules, and deposit a written copy of such updated material with the Escrow Agent to become, upon deposit, part of the Escrow Materials and to be held pursuant to the terms of this Agreement. Company, at its own expense, may designate a neutral third party who shall audit the Escrow Materials on deposit with the Escrow Agent for purposes of determining whether PPTI has fulfilled its deposit obligations and whether such Escrow Materials provide sufficient Know-How to Company to construct genes, manufacture protein polymers and perform other similar objectives in the manner contemplated under this Agreement, the Supply Agreement or any agreement contemplated by the Supply Agreement. PPTI shall promptly correct any deficiency disclosed by the audit (and where appropriate, the term "Escrow Materials" shall include any such updated materials from time-to-time). PPTI shall, upon each updating of the Escrow Materials, so notify Company of such fact in writing, and give it the same verification opportunity as is provided above. Company may, at its sole cost and expense, obtain such insurance as it deems reasonable and necessary regarding the Escrow Materials.

     3.   Representation. PPTI represents and warrants to Company that the
          --------------
Escrow Materials, when deposited, are and will be accurate and complete in all material respects, that in its reasonable opinion the Escrow Materials, when deposited, will be sufficiently complete, clear and detailed so that they can be readily followed and carried out by a trained scientist in order to allow Company to exercise its rights under the License Agreement. PPTI further represents and warrants to Company that any deposited cell bank samples (including any replacement cell bank samples deposited pursuant to Section 2) will be free of material defects and will be viable at the time of deposit.

     4.   Custody; Access. Escrow Agent agrees to accept deposit of Escrow
          ---------------
Materials and to act as its custodian until the escrow is terminated pursuant to the terms of this Escrow Agreement. Except as otherwise provided in this Escrow Agreement, Escrow Agent shall not permit (i) any party access to the Escrow Materials and (ii) any copies to be made of the Escrow Materials deposited hereunder. Escrow Agent shall not open the sealed receptacles containing cell bank samples forming a part of the Escrow Materials, except upon receipt of mutual written instructions from PPTI and Company.

     5.   Release of Escrow Materials.
          ---------------------------

          (a)  To Company. Escrow Agent shall release and deliver the Escrow
               ----------
Materials to Company upon the occurrence of any of the following events; provided, that if PPTI disputes the release event under this Section, then Escrow Agent shall not release the Escrow Materials until the dispute is resolved pursuant to Section 9(c) hereof:

               (i)   Upon the written instructions of PPTI;

               (ii) Upon delivery to the Escrow Agent of (A) a copy of an order, judgment or decree adjudicating PPTI bankrupt or insolvent; (B) written notice that PPTI has commenced any case, proceeding or other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment

** Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

of its debts, or for any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; (C) PPTI has applied for a receiver, custodian or trustee of it or for all or a substantial part of its property, made an assignment for the benefit of its creditors; or (D) written notice that a case, proceeding or other action has been commenced against PPTI in bankruptcy, or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts, or any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or if a receiver, custodian or trustee of PPTI or for all or substantially all of its properties shall be appointed; or if a warrant of attachment, execution or distraint, or similar process, shall be issued against any substantial part of the property of PPTI; and if in each such case in this clause (D) such condition shall continue for a period of ** undismissed, undischarged or unbonded;

               (iii) With respect to relevant Commercial Production Escrow Materials only, upon delivery to Escrow Agent of written notice that PPTI has failed to exercise its manufacturing option or PPTI and Company fail to reach agreement on the terms of a manufacturing supply arrangement pursuant to Section
2.2 of the License Agreement;

               (iv) With respect to Biomechanical Standard Formulation(s), Commercial Production and Protein Polymer Design and Supply Services Escrow Materials only, ** after Company delivers to both Escrow Agent and PPTI a letter or certificate signed by the President of Company indicating that it is entitled to such Escrow Materials as a result of a material breach by PPTI of the Supply Agreement (which breach was not cured in accordance with the applicable provisions thereof);

               (v) With respect to relevant Commercial Production Escrow Materials only, ** after Company delivers to both Escrow Agent and PPTI a letter or certificate signed by the President of Company indicating that it is entitled to such Escrow Materials as a result of a material breach by PPTI of a manufacturing supply agreement entered into pursuant to Section 2.2 of the License Agreement; provided that PPTI shall be deemed to be in material breach of any such agreement in the event that **;

               (vi) ** after Company delivers to both Escrow Agent and PPTI a letter or certificate signed by the President of Company indicating that it is entitled to the Escrow Materials as a result of a material breach by PPTI of the License Agreement (which breach was not cured in accordance with the applicable provisions thereof);

               (vii) With respect to Gene Construction Technology Escrow Materials only, ** after Company delivers to both escrow Agent and PPTI a letter or certificate signed by the President of Company indicating the completion of **; or

               (viii) With respect to Protein Polymer Design and Supply Escrow Materials, and on a relevant culture-by-culture and protein specific basis, ** after Company delivers to both Escrow Agent and PPTI a letter or certificate signed by the President of Company of (i) initiation of internal Design Services efforts (as provided in the Supply

** Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

Agreement) specifying materials that are reasonably required for such efforts or
(ii) initiation of Design Services by a third party following PPTI's election not to provide Design Services under its Design Services rights under the Supply Agreement.

          (b)  To PPTI. Escrow Agent shall release and deliver all of the Escrow
               -------
Materials to PPTI within ten (10) business days after PPTI delivers to Escrow Agent and the Company a letter or certificate signed by the President of PPTI indicating that it is entitled to the Escrow Materials as a result of termination or expiration of the License Agreement; provided, that if Company disputes the release event under this Section, then Escrow Agent shall not release the Escrow Materials until the dispute is resolved pursuant to Section 9(c) hereof.

          (c) Company agrees that Company shall not, by virtue of the release of Escrow Materials to Company, have any license or ownership rights in and to the Escrow Materials other than the rights expressly agreed upon by the parties in the License Agreement or other agreement between the parties.

     6.   Termination of Escrow. The escrow shall terminate upon the earliest to
          ---------------------
occur of the following events:

          (a)  mutual written agreement of the parties; or

          (b) delivery of all the Escrow Materials to Company or PPTI, as the case may be, in accordance with the terms of Section 5 hereof.
                                             ---------.

     7.   Escrow Agent Fees. In consideration for performing its function as
          -----------------
escrow agent, Escrow Agent shall be paid solely by Company the charge for any duties required in connection with this Escrow Agreement.

     8.   Escrow Agent.
          ------------

          (a) The obligations of the Escrow Agent are those specifically provided in this Escrow Agreement, and the Escrow Agent shall have no liability hereunder, or duty to inquire into the terms and provisions of, any other agreement including, without limitation, the License Agreement. The duties of the Escrow Agent are purely ministerial in nature, and it shall not incur any liability whatsoever, except for willful misconduct, gross negligence or breach of Section 8(d).
   ------------

          (b) The Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other item deposited with it or of any signature thereon and shall not have any liability for acting in accordance with any written instructions or certificates given to it hereunder and believed by it to be signed by the proper parties. If the Escrow Agent shall receive conflicting instructions, it shall advise Company and PPTI of such fact. Company and PPTI shall have ** to resolve the conflicting instructions and jointly notify the Escrow Agent. If the Escrow Agent is not timely jointly notified, it may at any time thereafter submit such conflict to arbitration in accordance with the provisions of Section 9(c).
                       ------------

          (c) The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving at least 30 days' notice of such resignation to Company and PPTI,

** Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

specifying a date upon which such resignation shall take effect; provided, however, that the Escrow Agent shall continue to serve until its successor accepts the appointment as new Escrow Agent. Upon receipt of such notice, a successor escrow agent shall be appointed by Company and PPTI, such successor escrow agent to become the Escrow Agent hereunder on the resignation date specified in such notice. If an instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within 40 days after the giving of such notice of resignation, the resigning Escrow Agent may at the expense of Company request that an arbitrator appoint a successor escrow agent in accordance with the provisions of Section 9(c). Company and PPTI, acting
                                     ------------
jointly, may at any time substitute a new escrow agent by giving 10 days' notice thereof to the current Escrow Agent then acting and paying all expenses of the current Escrow Agent.

          (d)  The Escrow Agent hereby agrees:

               (i) to maintain the Escrow Material under this Escrow Agreement in strictest confidence and secrecy;

               (ii) not to make use of the Escrow Materials other than for the performance of its obligations under this Escrow Agreement and shall not disclose or release the same to any party other than in accordance with the terms hereof; and

               (iii) that the obligations imposed hereunder shall continue, notwithstanding release of the Escrow Materials or termination of this Escrow Agreement, until or unless as the Escrow Materials falls within the public domain, through no fault of the Escrow Agent.

     9.   Miscellaneous.
          -------------

          (a)  Notices. All notices, claims, certificates, requests, demands and
               -------
other communications hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, air courier, or registered or certified mail, return receipt requested, addressed as follows:

     If to PPTI to:
     -------------

          Protein Polymer Technologies, Inc.
          10655 Sorrento Valley Road
          San Diego, California 92121
          Fax: (619) 558-6477
          Attention: President

     with a copy to:

          Piper Marbury Rudnick & Wolfe
          203 North LaSalle Street
          Chicago, IL 60601
          Fax: (312) 630-5322
          Attention: John H. Heuberger

     If to Company to:
     ----------------

          Spine Wave, Inc.
          12230 El Camino Real, Suite 300
          San Diego, California 92130
          Attention: David Coats
          Fax: (858) 350-7951

     with a copy to:

          Brobeck, Phleger & Harrison LLP
          12390 El Camino Real
          San Diego, California 92130
          Attention: Faye H. Russell, Esq.
          Fax: (858) 720-2555

     If to Escrow Agent to: to the address specified on Exhibit A attached
     ---------------------
hereto.

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such communication shall be deemed to have been delivered (i) when delivered, if delivered personally, (ii) when sent (with confirmation received), if sent by facsimile transmission on a business day, (iii) on the first business day after dispatch (with confirmation received), if sent by facsimile transmission on a day other than a business day, (iv) on the third business day after dispatch, if sent by air courier, and (v) on the fifth business day after mailing, if sent by registered or certified mail.

          (b)  Severability. In the event that any provision of this Escrow
               ------------
Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Escrow Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Escrow Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          (c)  Governing Law; Dispute Resolution. Any controversy or claim
               ---------------------------------
arising out of or relating to the Escrow Agreement, or the parties' decision to enter into this Escrow Agreement, or the breach hereof, shall be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the forgoing to the contrary or in the arbitration rules invoked or in this Section 9(c), the parties retain the right to request a judicial
           ------------
authority to invoke interim measures of protection, and such request shall not be deemed incompatible with this agreement to arbitrate or a waiver of the right to arbitrate.

     The arbitration shall be held in either (i) San Diego or (ii) the city in which the Company's principal place of business is located, at the discretion of the party against whom the arbitration is sought, and the arbitrator shall apply the substantive law of the State of California, except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act. There shall be one (1) arbitrator to be mutually agreed upon by the parties and to be selected from the Regional Panel of Distinguished Neutrals. If the parties are unable to agree upon such an arbitrator who is willing to serve within ten (10) days of receipt of a demand to arbitrate by the other party, then the AAA shall appoint an arbitrator willing to serve from the stated panel, or if no such panel exists, the parties shall within three (3) days select one of the five (5) largest international accounting firms (excluding those providing services for the parties) and engage the managing partner or senior officer of its office located in the county in which the Company's principal place of business is located to designate a partner of such firm to serve as the arbitrator. Failing that, then the AAA shall appoint an arbitrator willing to serve from the Regional Panel of Distinguished Neutrals, or if no such panel exists, then from an appropriate AAA panel. It shall be the duty of the arbitrator to set dates for preparation and hearing of any dispute and to expedite the resolution of such dispute. Recognizing that the release of Escrow Materials is time critical, the parties do hereby direct any arbitrator hereunder to reach a decision regarding the release of Escrow Materials (which may be a temporary or preliminary decision subject to such conditions as the arbitrator may, in its sole discretion, order) within 30 days following his or her engagement or appointment.

     It shall be the duty of the arbitrator to set dates for preparation and hearing of any dispute and to expedite the resolution of such dispute. The arbitrator shall permit and facilitate discovery, which will be conducted in accordance with the Federal Rules of Civil Procedure, taking into account the needs of the parties and the desirability of making discovery expeditious and cost-effective. The arbitrator will set a discovery schedule with which the parties will comply and attend depositions if requested by either party. The arbitrator will entertain such presentation of sworn testimony or evidence, written briefs and/or oral argument as the parties may wish to present; however, no testimony or exhibits will be admissible unless the adverse party was afforded an opportunity to examine such witness and to inspect and copy such exhibits during the pre-hearing discovery phase. The arbitrator shall among his other powers and authorities, have the power and authority to award interim or preliminary relief. The arbitrator shall not be empowered to award either party exemplary or punitive damages or any enhanced damages for willful infringement and the parties shall be deemed to have waived any right to such damages.

     A qualified court reporter will record and transcribe the proceedings. The decision of the arbitrator will be in writing and judgment upon the award by the arbitrator may be entered into any court having jurisdiction thereof. Prompt handling and disposal of the issue is important. Accordingly, the arbitrator is instructed to assume adequate managerial initiative and control over discovery and other aspects of the proceeding to schedule discovery and other activities for substantially continuous work, thereby expediting the arbitration as much as is deemed reasonable to him, but in all events to effect a final award within 365 days of the arbitrator's selection or appointment and within 20 days of the close of evidence.

     The proceedings shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard both parties' confidential information and the Escrow Materials. The fees of the arbitrator and the AAA shall be paid as designated by the arbitrator or, if he shall not so designate, they shall be split equally between the parties.

          (d)  Binding Effect; Benefits; Assignment. This Escrow Agreement shall
               ------------------------------------
inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Nothing contained herein shall give to any other person any benefit or any legal or equitable right, remedy or claim. This Escrow Agreement shall not be assignable by PPTI without the prior written consent of Company, which consent may be withheld in the sole discretion of Company. Notwithstanding the foregoing, no consent of Company shall be required if such assignment is in connection with the sale or transfer of all or substantially all of the assets of PPTI or the merger or consolidation of PPTI with or into any other business entity. Company shall be permitted to assign this Escrow Agreement upon written notice to PPTI to any party to which it assigns all of its rights under the License Agreement or sells or transfers all or substantially all of its assets. No such assignment shall relieve the assigning party of its underlying obligations under this Escrow Agreement.

          (e)  Entire Escrow Agreement; Amendments. This Escrow Agreement and
               -----------------------------------
the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Escrow Agreement may be amended only by a written instrument duly executed by the parties hereto.

          (f)  Waivers. It is further understood and agreed that no failure or
               -------
delay by either party hereto in exercising any right, power or privilege under this Escrow Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

          (g)  Counterparts. This Escrow Agreement may be executed in any number
               ------------
of counterparts, and execution by each of the parties of any one of such counterparts will constitute due execution of this Escrow Agreement. Each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

          (h)  Headings. The article and section headings contained in this
               --------
Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be signed by authorized persons, whereupon it became binding on the parties as of the date first above written.

SPINE WAVE, INC.                       PROTEIN POLYMER TECHNOLOGIES, INC.



By:  ___________________________       By: _____________________________________
     David Coats                           J. Thomas Parmeter, President and CEO
     President and
     Chief Executive Officer

                                    EXHIBIT A
                                    ---------

     The undersigned party hereby agrees to be the Escrow Agent, and perform all duties and fulfill all obligations of the Escrow Agent, pursuant to and under that certain Escrow Agreement dated as of __________, 2001 between Protein Polymer Technologies, Inc. and Spine Wave, Inc.

                                      ESCROW AGENT:

                                      Name:_____________________________________

                                      Address:__________________________________

                                      Telephone:________________________________

                                      Fax:______________________________________


                                      By:_______________________________________

                                      Name:_____________________________________

                                      Title:____________________________________

                                      Date:_____________________________________


                                   EXHIBIT A

                                   SCHEDULE 1
                                   ----------

                  GENE CONSTRUCTION TECHNOLOGY ESCROW MATERIALS
                  ---------------------------------------------


Gene Construction Technology Escrow Materials:
---------------------------------------------
**.

Initial Deposit:
---------------
** following delivery of notice to PPTI from Company that biomechanical standard has been met.

Release to Company:
------------------
Upon request after completion of **.


** Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.


                                   SCHEDULE 1

                                   SCHEDULE 2
                                   ----------

             BIOMECHANICAL STANDARD FORMULATION(S) ESCROW MATERIALS
             ------------------------------------------------------


Biomechanical Standard Formulation(s) Escrow Materials:
------------------------------------------------------
**.

Initial Deposit:
---------------
** following delivery of notice to PPTI from Company that biomechanical standard has been met.

Release to Company:
------------------
PPTI material breach (uncured) of Supply Agreement.


** Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.


                                   SCHEDULE 2

                                   SCHEDULE 3
                                   ----------

                     COMMERCIAL PRODUCTION ESCROW MATERIALS
                     --------------------------------------


Commercial Production Escrow Materials:
--------------------------------------
**.

Initial Deposit:
---------------
** following delivery of notice to PPTI from Company that IDE (or, for updates, manufacturing supplement or marketing approval submission) has received regulatory approval.

Release to Company:
------------------
Release on a product by product basis upon notice of (1) commercial manufacturing of Product by persons other than PPTI following PPTI's election not to commercially manufacture Product under its commercial manufacturing rights; (2) PPTI material breach (uncured) of any commercial supply agreement; or (3) PPTI material breach (uncured) of Supply Agreement.


** Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.


                                   SCHEDULE 3

                                   SCHEDULE 4
                                   ----------

               PROTEIN POLYMER DESIGN AND SUPPLY ESCROW MATERIALS
               --------------------------------------------------


Protein Polymer Design and Supply Escrow Materials:
--------------------------------------------------
**.

Initial Deposit:
---------------
** following delivery of notice to PPTI from Company that biomechanical standard has been met.

Release to Company:
------------------
Release on a relevant culture-by-culture and protein specific basis, upon (1) Company notice to PPTI of initiation of internal Design Services effort (as provided in the Supply Agreement) specifying needed materials; or (2) notice of Design Services by persons other than PPTI following PPTI's election not to supply Design Services under its Design Services rights under the Supply Agreement.

Release of all Protein Polymer Design and Supply Escrow Materials if PPTI material breach (uncured) of Supply Agreement.


** Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.


                                   SCHEDULE 4